     As filed with the Securities and Exchange Commission on April 27, 1995
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              RAYCHEM CORPORATION
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                               94-1369731
           ---------                                              ----------
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

300 Constitution Drive, Menlo Park, California                    94025-1164
- ----------------------------------------------                    ----------
  (Address of Principal Executive Offices)                        (Zip Code)

            AMENDED AND RESTATED 1984 EMPLOYEE STOCK PURCHASE PLAN; AMENDED AND RESTATED 1985 SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN
      --------------------------------------------------------------------
                           (Full Title of the Plans)

                                Robert J. Vizas
                              Raychem Corporation
                             300 Constitution Drive
                       Menlo Park, California 94025-1164
                    ---------------------------------------
                    (Name and Address of Agent For Service)

                                 (415) 361-3333
         ------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent For Service)

                           Copy to:  Sarah A. O'Dowd
                       Heller, Ehrman, White & McAuliffe
                             525 University Avenue
                       Palo Alto, California  94301-1908
                                 (415) 324-7000

                        CALCULATION OF REGISTRATION FEE

=============================================================================
                                    Proposed        Proposed
   Title of                          Maximum        Maximum
  Securities          Amount        Offering       Aggregate        Amount of
     to be            to be        Price Per        Offering      Registration
  Registered        Registered      Share (1)      Price (1)           Fee
- -----------------------------------------------------------------------------
 Common Stock,
$1.00 par value      700,000         $35.19       $24,633,000       $8,494.14
==============================================================================

         (1) Estimated (solely for the purpose of calculating the registration fee) on the basis of the average high and low price of the registrant's Common Shares on the New York Stock Exchange on April 21, 1995 (as reported in the Wall Street Journal on April 24, 1995).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     STATEMENT REQUIRED IN CONNECTION WITH
                     REGISTRATION OF ADDITIONAL SECURITIES

                          This Registration Statement covers securities of the Registrant of the same class as other securities for which registration statements on Form S-8 relating to the Amended and Restated 1984 Employee Stock Purchase Plan and the Amended and Restated 1985 Supplemental Employee Stock Purchase Plan are effective. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference the contents of these previously- filed registration statements: Registration Nos. 2-92936, 2-60285, 2-60493, 2-65677, 2-86166, 2-71329, 2-60493, 2-86165, 33-15117, 33-37580,
         33-37579, 33-45986, 33-59600 and 33-50737.


         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

                 Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                 In addition, Article 8 of the Registrant's Amended and Restated Certificate of Incorporation provides as follows:

                 Limitation of Liability and Indemnification of Directors.

                          A.      Elimination of Certain Liability of
                 Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for beach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
                 (iv) for any transaction from which the director derived an improper personal benefit.

                          B.      Indemnification and Insurance

                                  (1)  Right to Indemnification.  Each person
                 who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of the final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if ultimately it shall be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the

                 Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                          (2) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                          (3) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                 The Company has purchased directors and officers liability insurance which would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.


         ITEM 8. EXHIBITS

           5              Opinion of Heller, Ehrman, White & McAuliffe

          23.1 Consent of Heller, Ehrman, White & McAuliffe (filed as part of Exhibit 5)

          23.2            Consent of Price Waterhouse, Independent Accountants

          24              Power of Attorney (see pages 6-7)

          99.1            Amended and Restated 1984 Employee Stock Purchase Plan

          99.2            Amended and Restated 1985 Supplemental Employee Stock
                          Purchase Plan


         ITEM 9. UNDERTAKINGS

                 The undersigned hereby undertakes:

                 (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement;

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 27th day of April, 1995.

                                        RAYCHEM CORPORATION



                                        By: /s/ ROBERT J. SALDICH
                                            -------------------------------
                                            Robert J. Saldich, President
                                            and Chief Executive Officer


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert J. Saldich, Raymond J. Sims and Robert J. Vizas, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.




/s/    ROBERT J. SALDICH            President, Chief              April 27, 1995
- ----------------------------        Executive Officer and
       Robert J. Saldich            Director (Principal
                                    Executive Officer)

/s/   RAYMOND J. SIMS             Senior Vice President and       April 27, 1995
- ------------------------------    Chief Financial Officer
      Raymond J. Sims             (Principal Financial
                                  Officer)



/s/   DEIDRA D. BARSOTTI          Vice President and              April 27, 1995
- ------------------------------    Controller (Principal
      Deidra D. Barsotti          Accounting Officer)



/s/   PAUL M. COOK                Chairman of the Board           April 27, 1995
- ------------------------------
      Paul M. Cook



/s/   RICHARD DULUDE              Director                        April 27, 1995
- ------------------------------
      Richard Dulude



/s/   JAMES F. GIBBONS            Director                        April 27, 1995
- ------------------------------
      James F. Gibbons



/s/   JOHN P. McTAGUE             Director                        April 27, 1995
- ------------------------------
      John P. McTague



/s/   DEAN O. MORTON              Director                        April 27, 1995
- ------------------------------
      Dean O. Morton



/s/   ISAAC STEIN                 Director                        April 27, 1995
- ------------------------------
      Isaac Stein



/s/   CYRIL J. YANSOUNI           Director                        April 27, 1995
- ------------------------------
      Cyril J. Yansouni

                               Index to Exhibits

                                                                     Sequential
Exhibit         Title                                                 Page No.
- -------         -----                                                 --------
  5             Opinion of Heller, Ehrman, White & McAuliffe

 23.1           Consent of Heller, Ehrman, White & McAuliffe
                (filed as part of Exhibit 5)

 23.2           Consent of Price Waterhouse LLP,
                Independent Accountants

 24             Power of Attorney                                        6-7

 99.1           Amended and Restated 1984 Employee Stock
                Purchase Plan

 99.2           Amended and Restated 1985 Supplemental Employee
                Stock Purchase Plan